Exhibit 10.3

                           CONTRACT FOR SALE OF GOODS

BULGARIA, SOFIA                                               September 17, 2014

TERAFOX CORP., represented by Director Aleksey Gagauz (the "Seller")on the one hand, AND: KEYBIEVENT (the "Buyer"), represented by Executive Director Anna Kuzeva (the "Buyer") , on the other hand Contractors both together referred to as "Parties", or "Party" have concluded the present Contract as follows:

                                   1. PRODUCT

Seller shall sell, to buyer the following goods:

PRINTED PRODUCTS

No party under the agreement is obligated to purchase or sell a certaine minimum number of goods or dollar amount.

The range of products for delivery of each batch is defined in the invoice. Printed products will be sold by the Seller to the Buyer with 30% discount.

Identification of the goods to this agreement shall not be deemed to have been made until both buyer and seller have specified that the goods in question are to be appropriated to the performance of this agreement.

                                  2. PAYMENTS

Buyer shall make payment for the goods at the time when, and at the place where, the goods are received by buyer.

Payment discount terms are a 10 percent discount if total bill is paid in advance.

Parties agree to pay all taxes of every description, federal and municipal, that arise as a result of this sale, excluding income taxes.

                                3. RISK OF LOSS

The risk of loss from any casualty to the goods, regardless of the cause, shall be on seller until the goods have been accepted by buyer.

                               4. CONFIDENTIALITY

Both parties acknowledge that during the course of this Contract, each may obtain confidential information regarding the other party's business.

Both parties agree to treat all such information and the term of this Contract as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Contract.
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                                 5. WARRANTIES

Seller warrants that the Goods shall be free of substantive defects in material and

Seller warrants that the goods are now free, and that at the time of delivery shall be free from any security interest or other lien or encumbrance.

Furthermore, seller warrants that at the time of signing this agreement seller neither knows, nor has reason to know, of the existence of any outstanding title or claim of title hostile to the rights of seller in the goods.

                             6. RIGHT OF INSPECTION

Buyer shall have the right to inspect the goods on arrival and, within 10 business days after delivery, buyer must give notice to seller of any claim for damages on account of condition, quality or grade of the goods, and buyer must specify the basis of the claim of buyer in detail. The failure of buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by buyer.

The parties have executed this agreement at Bulgaria, Sofia, September 17, 2014 year

This contract becomes effective on 01 March, 2015. Contract can be terminated upon 2 months prior written notice of one of the Parties

If any provision of this Contract is held by a court of law to be illegal, invalid, or unenforceable, (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and
(b) the legality, validity, and enforceability of the remaining provisions of this Contract shall not be affected or impaired thereby.

This Contract supersedes any prior written or oral agreements.
This Contract may be modified or amended if the amendment is made in writing and signed by both parties.

                                    SIGNATURE

SELLER

Director Aleksey Gagauz                      /s/ Aleksey Gagauz
                                             -----------------------------------
BUYER

Executive Director Anna Kuzeva               /s/ Anna Kuzeva
                                             -----------------------------------